Exhibit 28.2




SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 11-K




Annual Report Pursuant to Section 15(d) of the
Securities Exchange Act of 1934




For the Fiscal Year Ended December 31, 1993



Commission File Number 1-5881



THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
(Full Title of the Plan)



BROWN & SHARPE MANUFACTURING COMPANY
200 Frenchtown Road
North Kingstown, Rhode Island 02852-1700
(401) 886-2000
(Name of Issuer and Address of its Principal Executive Office)

 Item 1.  Changes in the Plan.

	There were no amendments to the Plan in 1993.


Item 2.  Changes in Investment Policy.

	There were no material changes in the Plan's investment policy during the year ended December 31, 1993.


Item 3.  Contributions Under the Plan.

	Contributions by employees (referred to as deferred salary contri-butions) may be made from 2% to 16% of each participant's gross salary (in 1% increments only). The maximum percent may be adjusted downward from time to time as necessary to meet the discrimination tests and other limitations applicable to 401(k) plans. In the event the Plan Committee determines that contributions will exceed these limitations, it will reduce deferred salary contributions to the extent necessary and may return certain excess contributions.

	In addition to deferred salary contributions, the Plan provides for Company contributions, or subsidies, equal to 1/4 of the amount of each deferred salary contribution invested initially in the Company Stock Fund, with the result that such deferred salary contributions effectively purchase Company stock at a 20% discount. The stock so purchased must be held in the Company Stock Fund at least one year. In 1991, 1992 and 1993, such Company contributions totaled $6,325, $8,893, and $7,358 respectively.

	The Plan further provides that the Company may contribute under the Plan an amount equal to a percentage of a participant's annual compensation, provided that he/she is a Plan participant on the last day of the calendar year, or died, retired or became permanently disabled during the year.
Although not required to make these supplemental contributions, the Company currently intends to contribute to the account of each participant under the Plan an amount equal to 4% of the participant's annual compensation, and an additional 4% of the participant's annual compensation in excess of the Social Security wage base. The Social Security wage base is currently $60,600 for FICA contributions with no limit for Medicare contributions ($57,600 in 1993) and may increase in subsequent years. If made, supplemental contributions will be made as soon as practicable following the end of each calendar year. The Company's 1993 and 1992 supplemental contributions were $165,820 and $171,147 respectively. Participants may direct investment of these funds to the investment alternatives (20% Company Stock discount not applicable).


Item 4.  Participating Employees.

	As of December 31, 1993, 163 employees of the Company were eligible to participate in the Plan, and 161 employees were participating in the Plan.

Item 5.  Administration of the Plan.

	The Plan provides that the Board of Directors of the Company (the "Board") appoint a three-member Committee (the "Committee") to administer the Plan. The current Committee members are Henry D. Sharpe, Jr., a Director and Chairman of the Board; Dr. Fred M. Stuber, a Director and President and Chief Executive Officer; and Charles A. Junkunc, Vice President and Chief Financial Officer, each serving at the pleasure of the Board.

	The Committee has the power to appoint a Plan Trustee. The Trustee is Custodian of the plan assets and has fiduciary responsibility for them (See
Item 6). The Committee directs the Trustee concerning all payments to be made out of the trust funds pursuant to the provisions of the Plan. The Committee has such powers as are necessary to discharge its duties, including, but not limited to, the power to interpret and construe the Plan, to determine all questions of eligibility and rights of participants and others, and, in general, to decide any dispute arising thereunder.

	The Board appoints one or more persons and/or corporations to act as trustees under the Plan, and at any time may remove and appoint a successor to any such person or corporation. The Company may, without reference to any participant or other party in interest, enter into a trust agreement with the trustees and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan, including designation of investment counsel to direct the trustees in the investment and reinvestment of funds. All administrative fees are paid by the Company. No fees are paid by the Plan to the members of the Committee or to the Trustee.

Item 6.  Custodian of Investments.

	At December 31, 1993, Fleet National Bank was Trustee, custodian of the assets and was investment manager of the Company Common Stock Fund and the Money Market Fund and, as such, was responsible for investing contributions to the Company Stock Fund and the Money Market Fund and holding the securities so acquired and any uninvested cash. Frontier Capital Management, Inc. is investment manager of the Diversified Fund, and, as such, is responsible for directing the investment of contributions to the Diversified Fund. The custodian holds the securities so acquired and any uninvested cash. Aetna Life Insurance is the sponsor of the 1989 Guaranteed Interest Fund. Allstate Life Insurance Company is the sponsor of the 1991 Guaranteed Interest Funds which provide a fixed interest rate of return on contributions for a specified term. The Principal Mutual Life Insurance Company is the sponsor of the 1993 and 1992 Guaranteed Interest Fund. The principal addresses of the trustee, fund custodian, investment managers and Guaranteed Interest Funds are as follows: Fleet National Bank, 100 Westminster Street, Providence, Rhode Island 02903; Frontier Capital Management, Inc., 286
Congress Avenue, Boston, Massachusetts 02210; Aetna Life Insurance Company,
151 Farmington Avenue, Hartford, Connecticut 06156; Allstate Insurance
Company, Allstate Plaza South, Northbrook, Illinois 60062, and The Principal Mutual Life Insurance Company, 711 High Street, Des Moines, Iowa 50392. The trustee and custodian maintain the financial records of the funds on the basis of a January 1 to December 31 Plan year. A blanket commercial crime coverage insurance policy issued by the Chubb Group of Insurance Companies covers all Company employee benefit plans, including this Plan. All asset management fees are paid by the Company.

Item 7.  Reports to Participating Employees.

	Participants receive the Summary Annual Report covering the Plan's latest fiscal year as required by ERISA. Participants also receive a quarterly account statement detailing their contributions and Company contributions under the Plan and the market value of the investments attributable to their accounts in the investment funds established under the Plan.


Item 8.  Investment of Funds.

	Employee contributions and employer contributions on behalf of the participant can be invested in one or more of the following investment alternatives in multiples of 10% of deferred salary contributions: (1) the Diversified Fund consisting of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund consisting of Company common stock; (3) the Guaranteed Interest Fund consisting of guaranteed interest contracts with insurance companies, or (4) the Money Market Fund consisting of obligations to the U.S. Government or its agencies, banks and business corporations (other than the Company). Brokerage fees for investments during 1992 and 1993 amounted to $8,087 and $5,585 respectively.


Form 11-K
Item 9.  Financial Statements and Exhibits              Page Number

 (a)     Financial statements filed herewith.
	(1)     Statements of Net Assets Available for Plan
	       	Benefits as of December 31, 1993 and 1992               5
	(2)     Statements of Income and Changes in Net Assets
       		Available for Plan Benefits for the years ended
        	December 31, 1993, 1992, and 1991                       5
	(3)     Notes to Financial Statements                        6-13
	(4)     Schedule of Assets Held for Investment Purposes
       		as of December 31, 1993                             14-16

(b) Amendments to the Plan are filed as Exhibits to the Company's Annual Report on Form 10-K and are
	       hereby incorporated herein by reference.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 27th day of May, 1994.

                                  			BROWN & SHARPE SAVINGS & RETIREMENT PLAN

                                  			By: /s/ John M. Lochner
                                   	    --------------------
                                 			    John M. Lochner
                                 			    Controller
                                 			    (Principal Accounting Officer)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Brown & Sharpe Savings & Retirement Committee:

	We have audited the accompanying statements of net assets available for plan benefits of The Brown & Sharpe Savings & Retirement Plan as of December 31, 1993 and 1992, and the related statements of income and changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992 and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

	Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes at December 31, 1993, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employment Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is stated fairly in all material respects in relation to the basic financial statements taken as a whole.

                                          							Coopers & Lybrand
Boston, Massachusetts
May 27, 1994

THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                           					      As of December 31
                                                   1993              1992
Assets:
   Investments (at fair value)                    $5,277,880        $5,016,006
   Dividends and interest receivable                  26,538            17,001
   Employer contributions receivable                 165,820           171,147
   Plan loans receivable                              66,932            56,869
                                          						  -----------       -----------
   Net Assets Available for Plan Benefits         $5,537,170        $5,261,023
                                           					  ===========       ===========

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                					 For the years ended  December 31,

                                     1993            1992              1991
Income
Contributions:
   Employer                         $173,178        $  180,040      $  221,041
   Employee                          209,797           222,562         269,819
                            				    --------        -----------     ----------
                            				     382,975           402,602         490,860
Investment income:
   Interest                          276,568           328,047         400,161
   Dividends                          16,366            12,969           6,429
                              		    --------        -----------     ----------
                             			     292,934           341,016         406,590
Net appreciation
  in the fair value of investments   190,082            91,178         101,648
                            				    --------        -----------     ----------
Total income                         865,991           834,796         999,098

Disbursements
   Payments to participants         (552,798)       (1,033,821)     (1,208,656)
   Loan defaults                          -             (9,662)        (18,466)
   Fees                               (7,673)           (1,967)             -
			                             	    --------        -----------     ----------
Total disbursements                 (560,471)       (1,045,450)     (1,227,122)

Transfers
 From Brown & Sharpe Employee
 Stock Ownership & Profit
 Participation Plan (ESOP)            12,346            19,360           6,034
 From (To) Brown & Sharpe Savings
 & Retirement Plan for
 Mgmt. Employees (SARPM)             (41,719)          (11,961)         88,440
			                            	     --------        -----------     ----------
Net transfers                        (29,373)            7,399          94,474
                            				     --------        -----------     ----------
Net (decrease) increase in assets    276,147          (203,255)       (133,550)
Net assets, beginning of year      5,261,023         5,464,278       5,597,828
                            				  -----------       -----------     -----------
Net assets, end of year           $5,537,170        $5,261,023      $5,464,278
                              		  ===========       ===========     ===========
The accompanying notes are an integral part of the financial statements.

THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN

Notes To Financial Statements

1.  Plan Description

	The following description of the Brown & Sharpe Savings and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

General

	The Plan, which began on October 1, 1987, is a defined contribution plan covering all eligible full-time employees covered by a collective bargaining agreement of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

Contributions

	The Plan permits a participant to make deferred salary contributions of 2% to 16% of compensation to the Plan up to a maximum of $9,240 in 1994 and $8,994 in 1993 (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

	The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1993, 1992, and 1991 were $165,820, $171,147, and $214,716 respectively.

	In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1993, 1992, and 1991 were $7,358, $8,893, and $6,325 respectively.

Participant Accounts

	A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals, Company contributions, and an allocation of earnings of the Funds in which such participant's account is invested. Allocations, as determined by a monthly valuation, are credited ratably among all participants in each Fund.

Investments

	The employee must direct the trustee to put contributions in one or more of the following investment alternatives in multiples of 10%:

(1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting of Company common stock and cash; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company, consisting of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting of guaranteed interest contracts issued by Aetna Life Insurance Company in 1989, Allstate Life Insurance Company in 1991, and Principal Mutual Life Insurance Company in 1992 and 1993. These guaranteed interest contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed on the plan sponsor on early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules. The Plan assets are held in a trust administered by Fleet National Bank as Trustee.

	In years when Company contributions are made, forfeitures are used first to reduce Company contributions and then to pay Plan expenses. In 1993, 1992 and 1991, Plan expenses were paid entirely from Company funds.

Benefits

	A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

	On termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

	While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

	Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost.

2.  Summary of Significant Accounting Policies

	The financial statements have been prepared in accordance with generally accepted accounting principles. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are valued at cost plus accrued interest which approximates fair value. Purchases and sales of securities are reflected on a trade-date basis. The
Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date.
Income from other investments is recorded as earned on an accrual basis.


3.  Tax Status

	The Plan has been amended since its last favorable determination letter from the IRS (dated March 1, 1989). The Plan administrator intends to submit the Plan to the IRS for a determination as to the Plan's continued qualification before the expiration of the applicable remedial amendment period, as extended, and expects to make changes, if any, requested by the IRS to obtain such a determination. A favorable determination by the IRS as described in the preceding sentence would be expected to apply on a retroactive basis to periods including the financial statement date.


4.  Plan Termination

	The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions.
The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

5.  Investments

	Investments held at December 31, 1993 and 1992 are as follows:

Description                           Fair Value                 Cost
                             				  1993          1992       1993        1992
Company common stock          $  307,098    $  244,585   $ 391,807   $ 354,807
Diversified investments:
  Government securities           79,461       138,706      70,609     130,236
  Common & preferred stock     1,014,359       638,408     800,509     522,971
  Corporate & foreign bonds          -          52,273         -        42,275
Short-term investments (1)       189,284       193,328     189,284     193,328
Guaranteed interest contracts  3,687,678     3,748,706   3,687,678   3,748,706
                    			      -----------   ----------- ----------  -----------
  Total investments           $5,277,880    $5,016,006  $5,139,887  $4,992,323
                    			      ===========   =========== ==========  ===========

	(1) Short-term investments include temporary investments made within each of the Funds.

  The following investments exceeded 5% of Plan assets at December 31, 1993:

							                                                       	 Fair Value
1989 GIC                 Aetna Benefit Accumulation             $  352,342
                     			 Contract #LT-10439
1991 GIC                 Allstate Life Insurance Company           396,815
                     			 Contract #GA5052
1992 GIC                 Principal Mutual Life Insurance           302,370
                     			 Contract #GA88705-02
1993 GIC                 Principal Mutual Life Insurance         2,636,151
                      		 Contract #GA88705-03
40,275 shares            Brown & Sharpe Manufacturing
                      		 Company Class A & B                       307,098

  The following investments exceeded 5% of Plan assets at December 31, 1992:

                                                         								Fair Value
1988 GIC                 Allstate Life Insurance Company        $2,289,119
                     			 Contract #GA4575-01
1989 GIC                 Aetna Benefit Accumulation                385,416
                     			 Contract #LT-10439
1990 GIC                 Principal Mutual Life Insurance           289,463
                     			 Contract #GA88705
1991 GIC                 Allstate Life Insurance Company           411,277
                       	 Contract #GA5052
1992 GIC                 Principal Mutual Life Insurance           309,565
                     			 Contract #GA88705-02
36,234 shares            Brown & Sharpe Manufacturing Company
                     			 Class A & B                               244,585


6. Allocation of Statements of Net Assets Available for Plan Benefits and Statements of Income and Changes in Net Assets Available for Plan Benefits (continued)

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1993

                                           						    Money
                                    					  Plan      Mkt.       Diversified(1)
                                     					Loans      Fund          Fund
Assets:
Investments                              $  -     $110,525     $1,168,209
Dividends and interest
  receivable                                -          282          4,462
Plan loans receivable                    66,932          -             -
Employer contributions
  receivable                                -        7,558         75,897
Net Assets Available for                --------  ---------    -----------
  Plan Benefits                         $66,932   $118,365     $1,248,568
                                   					========  =========    ===========

                                          						   Guaranteed
                                   					 Company(1) Interest
                                   					Stock Fund    Fund         Total
Assets:
Investments                             $ 311,468  $3,687,678   $5,277,880
Dividends and interest
  receivable                                    7      21,787       26,538
Plan loans receivable                          -          -         66,932
Employer contributions
  receivable                                3,208      79,157      165,820
Net Assets Available for                ---------   ---------   -----------
  Plan Benefits                         $ 314,683  $3,788,622   $5,537,170
                                   					=========   =========   ===========

(1) Includes short-term investments of $74,389 in the Diversified Fund and $4,370 in the Company Stock Fund.

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1992

                                          						    Money
                                   					  Plan      Mkt.       Diversified(1)
                                    					Loans      Fund          Fund
Assets:
Investments                              $  -     $105,385      $912,907
Dividends and interest
  receivable                                -          196         7,368
Plan loans receivable                    56,869          -             -
Employer contributions
  receivable                                -        5,187         62,214
Net Assets Available for                --------  ---------    -----------
  Plan Benefits                         $56,869   $110,768     $  982,489
                                   					========  =========    ===========

                                            						   Guaranteed
                                     					 Company(1) Interest
                                     					Stock Fund    Fund         Total
Assets:
Investments                             $ 249,008  $3,748,706   $5,016,006
Dividends and interest
  receivable                                   10       9,427       17,001
Plan loans receivable                          -          -         56,869
Employer contributions
  receivable                                3,973      99,773      171,147
Net Assets Available for                ---------   ---------   -----------
  Plan Benefits                         $ 252,991  $3,857,906   $5,261,023
                                   					=========   =========   ===========

(1) Includes short-term investments of $83,520 in the Diversified Fund and $4,423 in the Company Stock Fund.

6. Allocation of Statements of Net Assets Available for Plan Benefits and Statements of Income and Changes in Net Assets Available for Plan Benefits (continued)

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1993

                                           						    Money
                                     					  Plan      Mkt.       Diversified
                                    					  Loans     Fund          Fund
Contributions:
  Employer                               $   -     $ 7,558       $  75,897
  Employee                                   -       7,140          52,649
  Loan Repayments                        (21,037)        -           2,665
                                   					---------  --------      ----------
                                   					 (21,037)   14,698         131,211
Investment income:
  Interest                                   -       3,118          13,008
  Dividends                                  -           -          16,366
                                   					---------  --------      ----------
                                    				     -       3,118          29,374
Net appreciation
  in the fair value of
  investments                                -           -         150,902
                                    				---------  --------      ----------
Total income                             (21,037)   17,816         311,487
Disbursements:
  Payments to participants                   -     (12,025)        (64,784)
  Loans to particpants                    31,100         -         (12,709)
  Loan defaults                              -           -              -
  Fees                                       -         (55)         (3,460)
					                                   ---------  --------      ----------
Total disbursements                       31,100   (12,080)        (80,953)

Transfers
  Transfers from ESOP                        -       1,397           6,740
  Transfers from (to) SARPM                  -        (216)           (176)
  Transfers between funds                    -         680          28,981
                                   					---------  --------      ----------
Net Transfers                                -       1,861          35,545
                                   					---------  --------      ----------
Net increase (decrease)                   10,063     7,597         266,079
Net assets, beginning of year             56,869   110,768         982,489
                                   					---------  --------      ----------
Net assets, end of year                  $66,932  $118,365      $1,248,568
                                   					=========  ========      ==========


                                          						   Guaranteed
                                       	 Company    Interest
                                   					Stock Fund    Fund         Total
Contributions:
  Employer                              $ 10,566   $ 79,157       $ 173,178
  Employee                                29,433    120,575         209,797
  Loan Repayments                          5,543     12,829             -
                                    				---------  --------       ----------
                                   					  45,542    212,561         382,975
Investment income:
  Interest                                 1,451    258,991         276,568
  Dividends                                  -           -           16,366
                                   					---------  --------       ----------
                                   					   1,451    258,991         292,934
Net appreciation
  in the fair value of
  investments                             39,180         -          190,082
                                    				---------  --------       ----------
Total income                              86,173    471,552         865,991
Disbursements:
  Payments to participants               (15,582)  (460,407)       (552,798)
  Loans to particpants                       -      (18,391)            -
  Loan defaults                              -           -              -
  Fees                                      (246)    (3,912)         (7,673)
                                    				---------   --------      ----------
Total disbursements                      (15,828)  (482,710)       (560,471)

Transfers
  Transfers from ESOP                        -        4,209          12,346
  Transfers from (to) SARPM                 (294)   (41,033)        (41,719)
  Transfers between funds                 (8,359)   (21,302)            -
                                    				---------   --------       ----------
Net Transfers                             (8,653)   (58,126)        (29,373)
                                    				---------   --------       ----------
Net increase (decrease)                   61,692    (69,284)         276,147
Net assets, beginning of year            252,991  3,857,906        5,261,023
                                      		--------- ---------        ----------
Net assets, end of year                 $314,683 $3,788,622       $5,537,170
                                   					========= =========       ==========

6. Allocation of Statements of Net Assets Available for Plan Benefits and Statements of Income and Changes in Net Assets Available for Plan Benefits (continued)

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1992

                                          						    Money
                                    					  Plan      Mkt.       Diversified
                                    					  Loans     Fund          Fund
Contributions:
  Employer                               $   -     $ 5,187       $  62,214
  Employee                                   -       7,788          45,885
  Loan Repayments                        (24,421)        -           2,808
                                   					---------  --------      ----------
                                   					 (24,421)   12,975         110,907
Investment income:
  Interest                                   -       3,351          17,663
  Dividends                                  -           -          12,969
			                                   		---------  --------      ----------
                                   					     -       3,351          30,632
Net appreciation
  in the fair value of
  investments                                -           -         151,710
                                    				---------  --------      ----------
Total income                             (24,421)   16,326         293,249
Disbursements:
  Payments to participants                   -     (31,259)       (145,776)
  Loans to particpants                    38,169         -         (16,054)
  Loan defaults                           (9,662)        -              -
  Fees                                       -         (19)           (575)
                                   					---------  --------      ----------
Total disbursements                       28,507   (31,278)       (162,394)

Transfers
  Transfers from ESOP                        -          -            5,420
  Transfers from (to) SARPM                  -        7,009        (59,923
  Transfers between funds                    -       (7,942)        43,840
                                    				---------  --------      ----------
Net Transfers                                -         (933)       (10,663)
                                   					---------  --------      ----------
Net increase (decrease)                    4,086    (15,885)       120,192
Net assets, beginning of year             52,783    126,653        862,297
                                   					---------  --------      ----------
Net assets, end of year                  $56,869   $110,768     $  982,489
                                   					=========  ========      ==========


                                           						   Guaranteed
                                    					 Company    Interest
			                                    		Stock Fund    Fund         Total
Contributions:
  Employer                              $ 12,866   $ 99,773       $ 180,040
  Employee                                37,549     31,340         222,562
  Loan Repayments                          4,364     17,249             -
                                    				---------  --------       ----------
                                   					  54,779    248,362         402,602
Investment income:
  Interest                                 2,385    304,648         328,047
  Dividends                                  -           -           12,969
                                   					---------  --------       ----------
                                   					   2,385    304,648         341,016
Net appreciation
  in the fair value of
  investments                            (60,532)         -          91,178
                                   					---------  --------       ----------
Total income                              (3,368)   553,010         834,796
Disbursements:
  Payments to participants               (44,319)  (812,478)     (1,033,821)
  Loans to particpants                    (2,057)   (20,058)            -
  Loan defaults                              -           -           (9,662)
  Fees                                       (41)    (1,332)         (1,967)
                                   					---------   --------      ----------
Total disbursements                      (46,417)  (833,868)     (1,045,450)

Transfers
  Transfers from ESOP                       (375)    14,315          19,360
  Transfers from (to) SARPM               (8,385)    49,338         (11,961)
  Transfers between funds                 (1,513)   (34,385)            -
                                   					---------   --------      ----------
Net Transfers                            (10,273)    29,268           7,399
                                     			---------   --------      ----------
Net increase (decrease)                  (60,058)  (251,590)       (203,255)
Net assets, beginning of year            313,049  4,109,496       5,464,278
                                   					--------- ---------      ----------
Net assets, end of year                 $252,991 $3,857,906      $5,261,023
                                    				========= =========      ==========

6. Allocation of Statements of Net Assets Available for Plan Benefits and Statements of Income and Changes in Net Assets Available for Plan Benefits (continued)

STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1991

                                          						    Money
                                    					  Plan      Mkt.       Diversified
                                    					  Loans     Fund          Fund
Contributions:
  Employer                               $   -     $12,796       $  54,282
  Employee                                   -       7,788          51,865
  Loan Repayments                        (11,922)        -           1,037
                                    					---------  --------      ----------
                                   					 (11,922)   21,167         107,184
Investment income:
  Interest                                   -      10,720          19,427
  Dividends                                  -           -           6,429
                                    					---------  --------      ----------
                                   					     -      10,720          25,856
Net appreciation
  in the fair value of
  investments                                -           -         110,149
                                   					---------  --------      ----------
Total income                             (11,922)   31,887         243,189
Disbursements:
  Payments to participants                   -     (58,988)        (74,803)
  Loans to particpants                    34,908   (26,660)         (4,002)
  Loan defaults                          (18,466)        -              -
                                    			 ---------  --------      ----------
Total disbursements                       16,442   (85,648)        (78,805)

Transfers
  Transfers from ESOP                        -          539            539
  Transfers from (to) SARPM                  -       (1,369)         9,835
  Transfers between funds                    -      (46,166)       (14,669)
                                    					---------  --------      ----------
Net Transfers                                -      (43,996)        (4,295)
                                       		---------  --------      ----------
Net increase (decrease)                    4,520    (97,757)        60,089
Net assets, beginning of year             48,263    224,410        702,208
                                    					---------  --------      ----------
Net assets, end of year                  $52,783   $126,653     $  862,297
                                    					=========  ========      ==========


                                           						   Guaranteed
                                    					 Company    Interest
                                    					Stock Fund    Fund         Total
Contributions:
  Employer                              $ 13,325   $140,638       $ 221,041
  Employee                                25,300    184,283         269,819
  Loan Repayments                          1,453      9,432             -
                                     				---------  --------       ----------
                                   					  40,078    334,353         490,860
Investment income:
  Interest                                 1,939    368,075         400,161
  Dividends                                  -           -            6,429
                                    					---------  --------       ----------
                                   					   1,939    368,075         406,590
Net appreciation
  in the fair value of
  investments                             (8,501)         -         101,648
                                    					---------  --------       ----------
Total income                              33,516    702,428         999,098
Disbursements:
  Payments to participants               (25,971)(1,048,894)     (1,208,656)
  Loans to particpants                    (1,752)    (2,494)            -
  Loan defaults                              -           -          (18,466)
                                   					---------   --------      ----------
Total disbursements                      (27,723)(1,051,388)     (1,227,122)

Transfers
  Transfers from ESOP                         -       4,956           6,034
  Transfers from (to) SARPM                  914     79,060          88,440
  Transfers between funds                 32,354     25,481             -
                                    				---------   --------      ----------
Net Transfers                             33,268    109,497          94,474
                                   					---------   --------      ----------
Net increase (decrease)                   39,061   (239,463)       (133,550)
Net assets, beginning of year            273,988  4,348,959       5,597,828
                                   					--------- ---------      ----------
Net assets, end of year                 $313,049 $4,109,496      $5,464,278
                                      		========= =========      ==========

BROWN & SHARPE MANUFACTURING COMPANY

Schedule of Assets Held for Investment Purposes

At December 31, 1993


Shares or                                               Fair            Cost
Face Value        Description                          Value             of
                                                        								    Investment
MONEY MARKET FUND
Short-Term Investments

     923        Fleet Money Market                $       923     $       923
 109,602        Fidelity Retirement Mny
	              	Mkt Prt 630                           109,602         109,602
                                          						  ------------    ------------
Total Money Market Fund                           $   110,525     $   110,525
                                          						  ============    ============
DIVERSIFIED FUND
Short-Term Investments

  74,389        Fleet Money Market                 $   74,389     $    74,389

Government Securities

      52        US Treas Notes 8.625% 8/15/97          58,771          50,866
  14,928        US Treas Bonds 11.125% 8/15/03         20,690          19,743
				                                         		   ------------    ------------
Total Government Securities                            79,461          70,609

Unit Investment Trust

     448        Equity Residential PPtys Tr            14,275          11,644

Preferred Equities

     299        Chrysler Corp Dep Shs Repstg 1/4 Pfd   44,934          14,928
     448        First Bk Sys Inc. Pfd Conv Ser 91 A    28,326          22,392
     119        Ford Mtr Co Del Dep Shs Repstg Pfd A   12,958          10,921
   1,045        General Mtrs Corp Pfd Ser D            27,039          26,124
     149        Washington Mut Svgs Bk Seattle         16,869          14,928
				                                          		   ------------    ------------
Total Preferred Equities                              130,126          89,293

Common Equities

     269        Ace Ltd                                 8,364           9,312
     448        Advanta Corp Cl B Com                  12,988           9,405
     597        Alco Std Corp Com                      32,693          31,498
     299        Allied Group Inccomstk                  7,837           8,761
     119        Allied Signal Inc.                      9,435           8,715
     112        Amer International Group Inc. Com       9,825           7,016
     373        American Re Corp                       10,590          11,277
     179        Amoco Corp                              9,472          10,440
     717        APS Hldg Corp                          14,331          11,107
     194        Armstrong World Inds Inc.              10,334           9,819
     448        Arvin Industries                       14,331          14,144
     299        Capital Gty Corp Com.Stk                5,822           6,270
     343        Cellstar Corp Com Stk                   5,751           3,949
     373        Ceridian corp                           7,091           6,950
     597        Chemical Banking Corp                  23,960          20,941
     224        Circus Circus Enterprises Inc.          8,229          10,121
     299        Cirrus Logic Inc.                      11,047          10,412
     403        D R Horton Inc.                         7,054           5,497
      75        Dean Witter Discover & Co.              2,585           2,730
     597        Dovatron Intl Inc.                     16,421          11,429
     448        Eaton Vance Corp                       15,227          14,303


BROWN & SHARPE SAVINGS & RETIREMENT PLAN

Schedule of Assets Held for Investment Purposes

At December 31, 1993

Shares or                                               Fair            Cost
Face Value        Description                          Value             of
				                                                        				    Investment
DIVERSIFIED FUND - continued

     299        First Bank Systems Inc. Common      $   9,181      $    8,593
     224        First Fidelity Bank Corp.              10,188          10,120
     388        Fisher Scientific Intl Inc             13,730           8,857
     149        General Elec Co Com                    15,656          15,658
     149        General Re Corp Com                    15,973          13,508
   1,045        Healthtrust Inc-The Hospital co        27,822          18,330
     299        Hewlett Packard Co Com                 23,587          19,509
     149        Huntco Inc                              6,288           4,889
     373        Idex Corp                              13,342           9,349
     746        Illinois Cent Corp                     26,777          14,506
     299        Integrated Health Svcs Inc              8,472           7,253
     508        Intel Corp Com                         31,469          13,078
     299        Kellwood Co                            11,943           7,757
     522        Keycorp                                18,483          14,997
     149        Kohls Corp                              7,501           5,822
     746        Libbey Inc.                            12,409           9,703
     596        Mark IV Inds Inc.                      10,721           6,977
     224        Marriott Intl Inccom Stk                6,494           5,882
     224        MBIA Inc. Com                          14,079          14,070
     149        Medtronic Inc.                         12,260           8,557
     448        Hohawk Inds Inc.                       15,339          12,316
     224        Motorola Inc Com                       20,657          19,619
     299        Nationsbank Corp                       14,630          13,973
     328        Nine West Group Inc                     9,688           6,638
     299        Norwest Corp                            7,277           7,474
     299        NWNL Cos Inc Com                        9,554           8,060
     522        Oryx Energy Co                          9,013          12,393
     209        Pacific Telesis Group                  11,338          10,411
     373        Phillips Van Heusen Corp               13,995          10,523
      45        Players Intl Inc                        1,108           1,055
     299        PNC Bank Corp                           8,658           7,624
     448        Ramsay-HMO Inc                         16,962          12,683
     254        Roper Inds Inc New                      8,248           7,710
     119        Silicon Graphics Inc                    2,956           2,243
     299        Society Corp                            8,882           8,016
     209        Takecare Inc                           11,939           8,624
   1,194        Tele Communications Inc Cl A           36,126          11,995
     299        Teradyne Common                         8,285           6,403
     657        Trimas Corp                            16,010           6,413
      90        Trinity Industries Inc.                 3,863           3,186
     269        US Can Corp                             4,165           4,098
     224        United Healthcare Corp                 16,990          13,415
     299        Unum Corp                              15,675          14,580
     239        US Healthcare Inc                      13,764          11,525
     403        Wal-Mart Stores Inc                    10,077          11,941
     149        Walbro Corp                             3,993           4,124


BROWN & SHARPE SAVINGS & RETIREMENT PLAN

Schedule of Assets Held for Investment Purposes

At December 31, 1993

Shares or                                               Fair            Cost
Face Value        Description                          Value             of
                                                         								    Investment
DIVERSIFIED FUND - continued

     448        West One Bankcorp                      12,764           9,405
     388        3 Com Corp                             18,243          11,612
				                                        		   ------------    ------------
Total Common Stock                                    869,958         699,572

Total Diversified Fund                         $    1,168,209     $   945,507
				                                        		  =============    ============
COMPANY STOCK FUND

Short Term Investments

   4,370        Fleet Money Market             $        4,370     $     4,370

Company Common Stock

  30,555        Brown & Sharpe Mfg Co Cl A     $      232,981     $   292,836
   9,720        Brown & Sharpe Mfg Co Cl B             74,118          98,971
				                                          		  ------------    ------------
Total Company Common Stock                            307,098         391,807

Total Company Stock Fund                        $     311,468      $  396,177
				                                          		  ============     ===========
GUARANTEED INTEREST CONTRACTS

  1989 GIC      Aetna Benefit Accumulation GIC
		              #LT-10439, 9.30%, 01/03/94       $    352,342     $   352,342
  1991 GIC      Allstate Life Inc. GIC #GA5052
              		8.60%, 04/01/96                       396,815         396,815
  1992 GIC      Prin Mut GIC #GA88705-02, 6.80%
              		12/31/96                              302,370         302,370
  1993 GIC      Prin Mut GIC #88705-3, 6.38%
              		12/31/95, 96 & 97                   2,636,151       2,636,151
                                          						 -------------    ------------
Total Guaranteed Interest Contracts              $  3,687,678     $ 3,687,678
                                            				 =============    ============
TOTAL INVESTMENTS                                $  5,277,880     $ 5,139,887
				                                          		 =============    ============
Plan Loans Receivable

		Plan Loans Receivable                          $     66,932     $    66,932
				                                          		 ------------     ------------
Total Assets Held For Investments                $  5,344,812     $ 5,206,819
						                                           ============     ============